UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2018, the Board of Directors (the “Board”) of PerkinElmer, Inc. (“PerkinElmer” or the “Company”) elected James M. Mock to serve as its Senior Vice President and Chief Financial Officer, effective as of May 1, 2018. He assumes the Chief Financial Officer role from Frank A. Wilson, who has served as the Company’s Senior Vice President and Chief Financial Officer since 2009. As previously announced, Mr. Wilson will no longer act as principal financial officer of the Company upon Mr. Mock’s commencement of service.

Mr. Mock, 41, joins the Company as Senior Vice President and Chief Financial Officer after 19 years with General Electric Company, where he has served as vice president, corporate audit staff since 2015, and where he previously served as vice president and chief financial officer for GE Oil & Gas from 2014 to 2015, chief financial officer for GE Aviation, Commercial Engine Services from 2011 to 2014, chief financial officer for GE Aviation, Commercial Engines Operations from 2008 to 2014, and financial planning & analysis manager for GE Capital Aviation Services from 2006 to 2008. Prior to that, Mr. Mock was a member of the General Electric Company corporate audit staff and participated in the financial management program at GE Plastics.

The Company will pay Mr. Mock a starting annual base salary of $525,000 and he will be eligible to participate in the Company’s Global Incentive Compensation Plan with a target award opportunity of 75% of his annual salary. Following the start of his employment, Mr. Mock will also receive a one-time cash bonus payment of $400,000 as compensation for benefits that he will be forfeiting in connection with leaving his current employer. Mr. Mock will also participate in the Company’s annual Long-Term Incentive Program for 2018, receiving the following awards with an aggregate grant value equal to 225% of his base salary, divided roughly equally among: a stock option subject to time-based vesting, restricted stock subject to time-based vesting, performance restricted stock units (“PRSUs”) and performance cash units. The stock option will have an exercise price equal to fair market value of PerkinElmer’s common stock on the date of grant and will cover the number of shares that results in a grant date fair value for the option equal to 25% of Mr. Mock’s aggregate grant value under the program. Subject to Mr. Mock’s continued service, the option will vest in three equal annual installments beginning in January 2019, and will be exercisable for seven years from the date of grant. The number of restricted shares, PRSUs and performance cash units granted will be determined by dividing the applicable grant value by the closing price of PerkinElmer’s common stock on the date of grant. Subject to Mr. Mock’s continued service, all of the restricted shares will vest on January 30, 2021. The PRSUs and performance cash units will vest based on the achievement of financial performance goals at the end of a three-year performance period. Mr. Mock will also receive a sign-on grant of restricted stock for the number of shares equal to $2,000,000 divided by the closing price of PerkinElmer’s common stock on the date of grant. Subject to Mr. Mock’s continued service, these shares will vest in three equal annual installments measured from the date of grant.

In connection with his appointment, Mr. Mock and the Company entered into an employment agreement dated April 10, 2018 (the “Agreement”). The Agreement has an initial term of one year, continues until terminated and is similar to employment agreements the Company has with other executive officers. The Agreement includes non-competition and non-solicitation covenants by Mr. Mock running through one year following the end of his employment, as well as severance and change of control provisions. In the event Mr. Mock’s employment is terminated by the Company without “cause”, as that term is defined in the Agreement, Mr. Mock would be entitled to receive his “full salary” for a period of one year following his termination and a lump sum payment equal in value to the amount that the Company would have paid in premiums for his benefit plans and arrangements for a period of one year following his termination, and any then unvested portion of his sign-on restricted stock grant would fully vest. In this situation, “full salary” is defined in the Agreement as Mr. Mock’s annual base salary, plus the amount of any bonus or incentive payments (excluding payments under the Company’s long-term incentive program) earned or received by Mr. Mock with respect to the last full year of the Company for which all bonus or incentive payments (excluding payments under the Company’s long-term incentive program) to be made have been made.

If Mr. Mock’s employment is terminated by the Company without “cause” or he voluntarily terminates his employment for “good reason” within 36 months following the occurrence of a “change in control” (as those terms are defined in the Agreement), Mr. Mock would be entitled under the Agreement to receive a lump sum cash payment on the date of his termination equal to the sum of (i) his unpaid salary through the date of termination, (ii) a pro rata portion of his prior year’s bonus, (iii) his “full salary” (referencing for this purpose for the last full fiscal year prior to the change in control in which all applicable bonus or incentive payments were made) multiplied by two and (iv) the amount that the Company would have paid in premiums for his benefit plans and arrangements for a period of two years following his termination. In addition, Mr. Mock would be entitled to full acceleration of vesting of his outstanding equity awards, the period in which he could exercise any options would be extended and any outstanding PRSUs and performance cash units would be paid at the target level.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and which is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 Employment Agreement by and between James M. Mock and PerkinElmer, Inc. dated as of April 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 13, 2018	By:	/s/ John L. Healy
John L. Healy
Vice President and Assistant Secretary